    As filed with the Securities and Exchange Commission on January 4, 2000

                                                   REGISTRATION NO. 333-_______
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)

              LOUISIANA                                     72-0296500
     (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                  Identification Number)

                         1200 SMITH STREET, SUITE 2400
                              HOUSTON, TEXAS 77002
                                 (713) 650-6200
             (Address of registrant's Principal Executive Offices)


                    SOUTHDOWN, INC. RETIREMENT SAVINGS PLAN
                              (Full Title of Plan)

                               PATRICK S. BULLARD
             SENIOR VICE PRESIDENT -- GENERAL COUNSEL AND SECRETARY
                                SOUTHDOWN, INC.
                         1200 SMITH STREET, SUITE 2400
                              HOUSTON, TEXAS 77002
                    (Name, and address of agent for service)

                                  713-650-6200
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                            R. DANIEL WITSCHEY, JR.
                         BRACEWELL & PATTERSON, L.L.P.
                          SOUTH TOWER, PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                           HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  PROPOSED
                                                                   MAXIMUM               PROPOSED           AMOUNT OF
               TITLE OF                     AMOUNT TO             OFFERING           MAXIMUM AGGREGATE    REGISTRATION
  SECURITIES TO BE REGISTERED (1) (2)   BE REGISTERED (2)    PRICE PER SHARE (3)    OFFERING PRICE (3)         FEE
  -----------------------------------   -----------------    -------------------    ------------------    ------------
Common Stock, par value $1.25 per share   500,000 shares           $49.03              $2,451,562.50       $6,472.13
======================================================================================================================

(1) Includes the Preferred Stock Purchase Rights issuable pursuant to the Rights Agreement dated as of March 4, 1991, between the Registrant and American Stock Transfer & Trust Company. As no separate consideration is payable with respect to the Preferred Stock Purchase Rights, the registration fee with respect to such securities is included in the registration fee for the Common Stock.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Act"), the registration fee is calculated with respect to shares of Common Stock, par value $1.25 per share, to be purchased pursuant to the Southdown, Inc. Retirement Savings Plan (the "Plan"). In addition, pursuant to Rule 416(a) under the Act, this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan which is described herein.

(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The New York Stock Exchange, Inc., on December 29, 1999, which was $49.03125, and (b) provided herein for the sole purpose of determining the registration fee.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


* The documents containing the information specified in Part I will be sent or given to Plan participants as specified by Rule 428(b). In accordance with the instructions to Part I of Form S-8, these documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Southdown, Inc., a Louisiana corporation (the "Company"), and the Southdown, Inc. Retirement Savings Plan (the "Plan"), hereby incorporate by reference into this registration statement (the "Registration Statement"):

                  (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 29, 1999;

                  (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 11, 1999, as amended by the Form 10-Q/A filed with the Commission on May 14, 1999;

                  (iii) the Company's Current Report on Form 8-K dated May 20, 1999, as filed with the Commission on June 3, 1999;

                  (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Commission on August 6, 1999;

                  (v) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the Commission on November 8, 1999; and

                  (vi) the description of the Company's Common Stock, par value $1.25 per share, and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A/A, filed with the Commission on April 1, 1998, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The Company will provide, without charge, to each participant in the Plan, on written or oral request of such person, a copy of any or all of the documents (without exhibits, unless such exhibits are specifically incorporated by reference), incorporated by reference pursuant to this Item 3. All such requests should be directed to Southdown, Inc., 1200 Smith Street, Suite 2400, Houston, Texas 77002, Attention: Patrick S. Bullard, Senior Vice President--General Counsel and Secretary, phone number (713) 650-6200.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Louisiana Business Corporation Law ("LBCL") generally gives a corporation the power to indemnify any of its directors or officers against certain expenses, judgments, fines and amounts paid in settlement in connection with certain actions, suits or proceedings, provided generally that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by, or in the right of, the corporation, the corporation may indemnify such person against expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Indemnification provided pursuant to the foregoing provisions is not, under the LBCL, deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of shareholders or directors; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct. In addition, the LBCL contains provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee thereof by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer (including a petroleum reservoir engineer), or independent or certified public accountant selected by the board of directors or any committee thereof with reasonable care, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and which person is selected by the board of directors or any committee thereof with reasonable care. A director shall not be liable for the commission of a prohibited act if his dissent was either noted in the minutes of the meetings or filed promptly thereafter in the registered office of the corporation.

         As permitted under Section 24(C)(4) of the LBCL, Article XIII of the Restated Articles of Incorporation of the Company eliminates the personal liability of any director or officer to the Company or its shareholders for monetary damages for breach of fiduciary duty in such capacity, except for (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) any transaction from which the director or officer derived an improper personal benefit.

         Article VI, Section 6 of the Company's Bylaws contemplates that the Company shall indemnify its directors and officers to the maximum extent permitted by Louisiana law.

         In addition, the Company has purchased a liability insurance policy under which its directors and officers are indemnified against certain losses arising from certain claims that may be made against them by reason of their serving in such capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.*

15 Letter of Deloitte & Touche LLP regarding unaudited interim financial statements.

23.1     Consent of Deloitte & Touche LLP.

24       Power of Attorney (included on page II-5).

99.1 Retirement Savings Plan, Plan and Trust Agreement, as Amended and Restated, generally effective as of January 1, 2000.


         *The registrant will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan. Because the securities being registered pursuant to this Form S-8 are being acquired by the Plan through open market purchases, pursuant to Item 8(a), no opinion of counsel is required.


ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 31ST DAY OF DECEMBER, 1999.


                                           SOUTHDOWN, INC.
                                               (Registrant)


                                      By: /s/ Clarence C. Comer
                                         ---------------------------------------
                                           Clarence C. Comer
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Clarence C. Comer, Dennis M. Thies and Patrick S. Bullard, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


            SIGNATURE                               TITLE                             DATE
            ---------                               -----                             ----
/s/ Clarence C. Comer                     President and Chief Executive          December 31, 1999
-----------------------------------       Officer and Director (Principal
      Clarence C. Comer                   Executive Officer)

/s/ Dennis M. Thies                       Executive Vice President-              December 31, 1999
-----------------------------------       Finance and Chief Financial Officer
      Dennis M. Thies                     (Principal Financial Officer)

/s/ Ricardo Arredondo                     Vice President and Controller          December 31, 1999
-----------------------------------       (Principal Accounting Officer)
      Ricardo Arredondo

/s/ Robert S. Evans                       Director                               December 31, 1999
-----------------------------------
      Robert S. Evans


/s/ Robert G. Potter                      Director                               December 23, 1999
-----------------------------------
      Robert G. Potter


/s/ Frank J. Ryan                         Director                               December 31, 1999
-----------------------------------
      Frank J. Ryan


/s/ Whitson Sadler                        Director                               December 31, 1999
-----------------------------------
      Whitson Sadler


/s/ Robert J. Slater                      Director                               December 23, 1999
-----------------------------------
      Robert J. Slater


/s/ David J. Tippeconic                   Director                               December 31, 1999
-----------------------------------
      David J. Tippeconnic


/s/ J. Bruce Tompkins                     Director                               December 31, 1999
-----------------------------------
      J. Bruce Tompkins


/s/ George E. Uding, Jr.                  Director                               December 23, 1999
-----------------------------------
      George E. Uding, Jr.


/s/ V.H. Van Horn, III                    Director                               December 23, 1999
-----------------------------------
      V. H. Van Horn, III


/s/ Steven B. Wolitzer                    Director                               December 31, 1999
-----------------------------------
      Steven B. Wolitzer

                                   SIGNATURES

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN ADMINISTRATOR HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 31ST DAY OF DECEMBER, 1999.


                                      SOUTHDOWN, INC. RETIREMENT SAVINGS PLAN
                                      (PLAN)

                                      BY: SOUTHDOWN, INC., AS PLAN ADMINISTRATOR


                                      By:    /s/ PATRICIA H. MILLER
                                         ---------------------------------------
                                      Name:  Patricia H. Miller
                                           -------------------------------------
                                      Title: Vice President, Human Resources
                                            ------------------------------------

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER               DESCRIPTION
   ------               -----------
     15       Letter of Deloitte & Touche LLP regarding unaudited interim financial statements.

     23.1     Consent of Deloitte & Touche LLP.

     24       Power of Attorney (included on page II-5).

     99.1     Retirement Savings Plan, Plan and Trust Agreement, as Amended and
              Restated, generally effective as of January 1, 2000.